UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2010

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 440-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2010, S.P. Braud informed Tractor Supply Company (the "Company") that he does not plan to stand for re-election to the Company's Board of Directors. Mr. Braud further indicated that he will serve the remainder of his term as a director until the Company's 2010 Annual Meeting of Stockholders, which is scheduled for April 29, 2010. Mr. Braud cited no disagreement on any matter relating to the Company, its operations, policies or practices.

On February 10, 2010, the Company announced that Cynthia T. Jamison has been appointed to succeed Mr. Braud as the Lead Director of the Company’s Board of Directors upon the effectiveness of Mr. Braud’s retirement from the Company’s Board of Directors.

A copy of the press release, dated February 10, 2010, announcing the resignation of Mr. Braud and appointment of Ms. Jamison is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Tractor Supply Company, dated February 10, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

February 10, 2010	By:	/s/ Anthony F. Crudele

Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Tractor Supply Company, dated February 10, 2010